                                                                   Exhibit 99.2

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                                32000 AURORA ROAD
                                SOLON, OHIO 44139

                                February 16, 1999


To the Administrative Agent
       and each of the Lenders under
       the Credit Agreement
       referred to below


         RE:      FEE LETTER IN CONNECTION WITH CONSOLIDATED
                  AMENDMENT NO. 2 TO CREDIT AGREEMENT
                  ------------------------------------------

Ladies and Gentlemen:

         Referring to the Consolidated Amendment No. 2 to Credit Agreement, dated as of February 12, 1999, among Advanced Lighting Technologies, Inc. (the "BORROWER"), the Lenders named therein, and National City Bank, as the Administrative Agent (the "ADMINISTRATIVE AGENT"), and to the Credit Agreement referred to therein, as from time to time in effect (the "CREDIT AGREEMENT"), this letter will confirm that the amount of the amendment fee referred to in section 4(f) of such Consolidated Amendment No 2, is $200,000, which amount shall be payable on February 16, 1999 (or in any event in immediately available funds on the next Business Day). Such fee shall be nonrefundable.

         This letter will also confirm the Borrower's unconditional obligation to pay to the Administrative Agent, in immediately available funds, for distribution among the Lenders in proportion to their respective Commitments, an additional fee in the amount of $750,000, on June 30, 1999, in the event that, for any reason, at and as of such date, any Loans or Letters of Credit or Commitments then remain outstanding under the Credit Agreement.

         This letter is for the benefit of the Administrative Agent and the Lenders and shall be a binding agreement of the Borrower upon execution and delivery hereof.

                                                     Very truly yours,

                                                     ADVANCED LIGHTING
                                                          TECHNOLOGIES, INC.


                                                     By: /s/ Nicholas R. Sucic
                                                        ------------------------
                                                         Chief Financial Officer